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                                                                   EXHIBIT 10.55

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                              PUT OPTION AGREEMENT




                                     between




                           MBIA INSURANCE CORPORATION




                                       and




                        NORTH CASTLE CUSTODIAL TRUST III




                             Dated December 23, 2002



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                                    Preamble

         This Put Option Agreement, dated as of December 23, 2002 (this "Agreement"), is by and between MBIA Insurance Corporation, a New York domestic stock insurance corporation ("MBIA Insurance"), and North Castle Custodial Trust III (the "Custodial Trust"), a Delaware statutory trust.

                                    Recitals

         WHEREAS, MBIA Insurance is authorized to issue 500.01 shares of non-cumulative, redeemable, perpetual preferred stock, par value $1,000 per share, designated as "Series C Perpetual Preferred Shares," which shares have not been and will not be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Preferred Stock"); and

         WHEREAS, MBIA Insurance and the Custodial Trust desire to enter into a binding agreement pursuant to which MBIA Insurance will have the right to sell, at its option, the Preferred Stock to the Custodial Trust, and the Custodial Trust will have an obligation to purchase the Preferred Stock upon MBIA Insurance's exercise of its option and upon the other terms and conditions agreed upon by the parties.

         NOW, THEREFORE, the parties hereto agree as follows:

1.       Definitions; Interpretation

1.1 The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, clause or other subdivision, and references to "Sections" refer to Sections of this Agreement except as otherwise expressly provided.

1.2      In this Agreement:

         "Agreement" has the meaning set forth above in the Preamble.

         "Auction Date" has the meaning set forth in the General Terms of the CPS Securities attached to the Declaration as Appendix A.

         "Auction Rate" has the meaning set forth in the General Terms of the CPS Securities attached to the Declaration as Appendix A.

         "Broker-Dealer" has the meaning set forth in the Declaration.

         "Business Day" has the meaning set forth in the Declaration.

         "CPS Securities" has the meaning set forth in the Declaration.

         "Custodial Trust" has the meaning set forth above in the Preamble.

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         "Declaration" means the Amended and Restated Declaration of Trust governing the Custodial Trust, dated as of the date hereof, as the same may be amended or restated from time to time.

         "Delayed Auction" has the meaning set forth in the General Terms of the CPS Securities attached to the Declaration as Appendix A.

         "Delayed Auction Date" has the meaning set forth in the General Terms of the CPS Securities attached to the Declaration as Appendix A.

         "Delayed Auction Period" has the meaning set forth in the General Terms of the CPS Securities attached to the Declaration as Appendix A.

         "Delayed Auction Rate" has the meaning set forth in the General Terms of the CPS Securities attached to the Declaration as Appendix A.

         "Delayed Put Option Premium" has the meaning set forth in Section 5.1.

         "Delayed Put Option Premium Certificate" has the meaning set forth in
         Section 5.2.

         "Distribution Payment Date" has the meaning set forth in the General Terms of the CPS Securities attached to the Declaration as Appendix A.

         "Distribution Period" has the meaning set forth in the General Terms of the CPS Securities attached to the Declaration as Appendix A.

         "Dividend" has the meaning set forth in the Restated Charter.

         "Eligible Assets" has the meaning set forth in the Declaration.

         "Expense Reimbursement Agreement" has the meaning set forth in
         Section 3.1.

         "Federal Funds Effective Rate" has the meaning set forth in the Declaration.

         "Fixed Rate Distribution Event" has the meaning set forth in the Restated Charter.

         "Fixed Rate Election" means an election by MBIA Insurance to pay Dividends on the Preferred Stock at the rate described in clause (iii) of the definition of "Dividend Rate" set forth in the Restated Charter.

         "Holder" has the meaning set forth in the Declaration.

         "Liquidation Preference" has the meaning set forth in the Restated Charter.

         "Maximum Rate" has the meaning set forth in the Restated Charter.

         "MBIA Insurance" has the meaning set forth above in the Preamble.

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         "Overnight Rate of Return" means the rate earned on the interest and on the principal of the Eligible Assets during the period from each Auction Date until the related Distribution Payment Date and during any Delayed Auction Period, which shall be equal to the Federal Funds Effective Rate then in effect.

         "Preferred Stock" has the meaning set forth above in the Recitals.

         "Preferred Stock Payment Date" has the meaning set forth in
         Section 3.2(a).

         "Preferred Stock Purchase Price" has the meaning set forth in
         Section 4.1.

         "Put Notice" means a written notice substantially in the form attached hereto as Annex A.

         "Put Option Premium" has the meaning set forth in Section 5.1.

         "Put Option Premium Certificate" has the meaning set forth in
         Section 5.2.

         "Redemption Price" has the meaning set forth in the Restated Charter.

         "Redemption Proceeds" has the meaning set forth in Section 3.3(d).

         "Restated Charter" means the Restated Charter of MBIA Insurance, a copy of which is attached hereto as Annex C.

         "Stated Yield" means all amounts of interest (including accreted interest) and other payments due and payable (upon maturity or otherwise) on the principal amount of the Eligible Assets (excluding any repayment of principal) held by the Custodial Trust during a Distribution Period, plus the amount of interest to be earned based on the Overnight Rate of Return, as calculated on or prior to 11:00 a.m. on the Auction Date for each respective Distribution Period.

         "Tax Matters Partner" has the meaning set forth in the Declaration.

         "Trustee" has the meaning set forth in the Declaration.

         In this Agreement, any reference to a "company" shall be construed so as to include any corporation, trust, partnership, limited liability company or other legal entity, wheresoever incorporated or established.

1.3 In this Agreement, save where the contrary is indicated, any reference to:

         (a) this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented in accordance with its terms; and

         (b) a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted.

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1.4      In this Agreement, any definition shall be equally applicable to both the singular and plural forms of the defined terms.

2.       Put Option; Term

2.1 In consideration of the payment of the Put Option Premium, the Custodial Trust hereby grants to MBIA Insurance the right to cause the Custodial Trust to purchase the Preferred Stock on the terms set forth in this Agreement.

2.2 The put option created hereby shall remain in effect and be exercisable at any time except:

         (a) during any period when the Preferred Stock that has been put to the Custodial Trust pursuant to this Agreement is held by the Custodial Trust; or

         (b)      after this Agreement has been terminated pursuant to Section
                  2.3.

2.3      This Agreement shall terminate upon the earliest to occur of:

         (a) MBIA Insurance delivers a written notice to the Custodial Trust while the Custodial Trust is holding Eligible Assets, stating that MBIA Insurance is electing not to pay the Put Option Premium for the next succeeding Distribution Period that follows the notice by at least three (3) Business Days and indicating the Distribution Payment Date on which the termination shall become effective (delivery of such a termination notice by MBIA Insurance shall be irrevocable);

         (b) MBIA Insurance fails to pay the Put Option Premium or the Delayed Put Option Premium, if any, for a Distribution Period on the related Distribution Payment Date, and such failure has not been cured within five (5) Business Days;

         (c)      MBIA Insurance makes a Fixed Rate Election;

         (d) MBIA Insurance fails to pay Dividends on the Preferred Stock, or the fees and expenses of the Custodial Trust pursuant to the Expense Reimbursement Agreement, for a Distribution Period on the related Distribution Payment Date;

         (e) MBIA Insurance fails to pay the Redemption Price and such failure has not been cured within five (5) Business Days; and

         (f) the face amount of a Custodial Trust's CPS Securities is less than $20,000,000;

3.       Exercise of Put Option; Redemption.

3.1 The Custodial Trust agrees that it shall, upon exercise of the put option as provided in Section 3.2, purchase the Preferred Stock from MBIA Insurance for a purchase price equal to the Preferred Stock Purchase Price, which Preferred Stock Purchase Price shall be payable on the Preferred Stock Payment Date in accordance with Section 4.

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3.2      (a)      MBIA Insurance may exercise the put option at any time by
                  delivering (i) a Put Notice to the Trustee, specifying a payment date (the "Preferred Stock Payment Date"), which shall be the next succeeding Distribution Payment Date after the date on which the Put Notice is delivered to the Trustee and
                  (ii) the Expense Reimbursement Agreement to the Custodial Trust in the form attached hereto as Annex D (the "Expense Reimbursement Agreement"), in either case not more than fifteen (15) days but not less than ten (10) days prior to the next succeeding Distribution Payment Date.

         (b) On the Preferred Stock Payment Date, after payment of the Put Option Premium by MBIA Insurance to the Custodial Trust and payment of the distribution amount by the Custodial Trust to the Holders of the CPS Securities, in each case for the immediately preceding Distribution Period, MBIA Insurance shall issue and deliver to the Custodial Trust, or its designee, Preferred Stock with an aggregate Liquidation Preference equal to the proceeds attributable to principal received upon the maturity or sale of the Custodial Trust's Eligible Assets, net of fees and expenses of the Custodial Trust and after any principal is returned to Holders of the CPS Securities pursuant to Section 6.01(g) of the Declaration and Section 6(b) of the General Terms of the CPS Securities attached thereto. The Preferred Stock shall be delivered free and clear of any defect in title, together with all transfer and registration documents (or all notices, instructions or other communications) as are necessary to convey title to the Preferred Stock to the Custodial Trust (or its nominee).

         (c) For avoidance of doubt, (1) any cash received by the Custodial Trust as interest or other payments earned on the principal amount of the Eligible Assets (net of fees and expenses and excluding any repayment of principal) and not previously distributed to the Holders of CPS Securities shall be distributed to the Holders of CPS Securities prior to payment by the Custodial Trust of the Preferred Stock Purchase Price, and shall not be used to purchase shares of Preferred Stock; and (2) the aggregate Liquidation Preference of Preferred Stock purchased from MBIA Insurance shall be reduced by the amount, if any, by which the aggregate face amount of CPS Securities is reduced as a result of losses of principal of or interest on Eligible Assets as required by Section 6.01(g) of the Declaration and Section 6(b) of the General Terms of the CPS Securities attached thereto.

         (d) MBIA Insurance shall have the right to redeem all or a portion of the Preferred Stock on any Distribution Payment Date upon payment of the Redemption Price for the shares to be redeemed (the "Redemption Proceeds"). Notwithstanding the foregoing, MBIA Insurance shall redeem all of the Preferred Stock if after giving effect to a partial redemption, the aggregate Liquidation Preference of the Preferred Stock outstanding immediately after such partial redemption would be less than $20,000,000. Payment of the Redemption Price will be made on the first Distribution Payment Date after MBIA Insurance properly elects to redeem the Preferred Stock.

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         (e)      Notice of any redemption of Preferred Stock shall be mailed to the holders of the Preferred Stock not less than ten (10) days nor more than fifteen (15) days prior to the date fixed for such redemption. At any time before or after a notice of redemption has been given, MBIA Insurance shall deposit the aggregate Redemption Price of the Preferred Stock to be redeemed with any bank or trust company in New York, New York, with directions to pay the holders of the Preferred Stock being redeemed the Redemption Proceeds in exchange for the Preferred Stock.

         (f) Upon a partial redemption of Preferred Stock held by the Custodial Trust, the Redemption Proceeds shall be allocated pro rata among the Holders of CPS Securities.

         (g) Upon a complete redemption of all Preferred Stock held by the Custodial Trust prior to a Fixed Rate Distribution Event, the Custodial Trust shall apply the Redemption Proceeds to the purchase of a portfolio of Eligible Assets.

         (h) For the avoidance of doubt, there is no limitation on the number of times MBIA Insurance may put the Preferred Stock to the Custodial Trust pursuant to and in accordance with the terms of this Agreement.

         (i) MBIA Insurance may not redeem the Preferred Stock from the holders thereof for a period of two years following a Fixed Rate Distribution Event.

4.       Payments

4.1 On the Preferred Stock Payment Date, after payment of the Put Option Premium by MBIA Insurance to the Custodial Trust and payment of the distribution amount by the Custodial Trust to the Holders of the CPS Securities, in each case for the immediately preceding Distribution Period, the Custodial Trust will deliver to MBIA Insurance the proceeds attributable to principal received upon the maturity or sale of the Custodial Trust's Eligible Assets, net of fees and expenses of the Custodial Trust and after any principal is returned to Holders of CPS Securities pursuant to Section 6.01(g) of the Declaration and Section 6(b) of the General Terms of the CPS Securities attached thereto (the "Preferred Stock Purchase Price").

4.2 Payment by the Custodial Trust of the Preferred Stock Purchase Price shall be made on or prior to 3:00 p.m. on the Preferred Stock Payment Date and to the account of MBIA Insurance specified in the Put Notice.

4.3 Payment of the Preferred Stock Purchase Price by the Custodial Trust shall be made as provided in Section 4.1 and Section 4.2 without setoff, claim, recoupment, deduction or counterclaim; provided, however, that if MBIA Insurance exercises its put option under Section 3 hereof at any time that it has failed to pay all or a portion of the Put Option Premium, and such failure has not been cured on or before the Preferred Stock Payment Date, the Custodial Trust shall be entitled to setoff against the Preferred Stock Purchase Price of such unpaid portion of the Put Option Premium.

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5.       Put Option Premium

5.1 In consideration for the Custodial Trust's agreement to purchase the Preferred Stock in accordance with the terms of this Agreement, MBIA Insurance will pay to the Custodial Trust, in US dollars, on each Distribution Payment Date during which the put option remains in effect and is exercisable as set forth in Section 2.2 hereof, the "Put Option Premium," in an amount equal to the product of (A) the Auction Rate on the CPS Securities for the respective Distribution Period less the excess of (i) the Stated Yield for such Distribution Period over (ii) the expenses of the Custodial Trust for such Distribution Period, provided that such amount shall be annualized and expressed as an annual rate with respect to the face amount of the CPS Securities outstanding on the date the Put Option Premium is determined, (B) the aggregate face amount of the CPS Securities outstanding at the time the Put Option Premium is calculated and (C) a fraction, the numerator of which will be the actual number of calendar days in the respective Distribution Period, and the denominator of which will be 360 days.

         The Put Option Premium for each Distribution Period will be calculated on the Auction Date.

         If as a result of losses of principal of or interest on Eligible Assets there is a Delayed Auction, MBIA Insurance will pay to the Custodial Trust, in US dollars, on each Distribution Payment Date during which the put option remains in effect and is exercisable as set forth in
         Section 2.2 hereof, the "Delayed Put Option Premium," in an amount equal to the product of (A) the Delayed Auction Rate on the CPS Securities for the Delayed Auction Period less the excess of (i) the Stated Yield for such Delayed Auction Period over (ii) the expenses of the Custodial Trust for such Delayed Auction Period, provided that such amount shall be annualized and expressed as an annual rate with respect to the face amount of the CPS Securities outstanding on the date the Put Option Premium is determined, (B) the aggregate face amount of the CPS Securities outstanding at the time the Delayed Put Option Premium is calculated and (C) a fraction, the numerator of which will be the actual number of calendar days in the respective Delayed Auction Period, and the denominator of which will be 360 days.

         The Delayed Put Option Premium for each Delayed Auction Period will be calculated on the Delayed Auction Date.

5.2 The amount of the Put Option Premium shall be calculated by the Trustee and delivered in writing (the "Put Option Premium Certificate") to MBIA Insurance prior to 5:00 p.m. on each Auction Date. The amount of the Delayed Put Option Premium shall be calculated by the Trustee and delivered in writing (the "Delayed Put Option Premium Certificate") to MBIA Insurance prior to 5:00 p.m. on the Delayed Auction Date. The Put Option Premium Certificate, and any Delayed Put Option Premium Certificate, also shall set forth the Eligible Assets held by the Custodial Trust, the Stated Yield on each Eligible Asset, any fees to be incurred or accrued by the Trustee on behalf of the Custodial Trust and the computation of the Put Option Premium, or the Delayed Put Option Premium, as the case may be, in each case for the respective Distribution

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         Period and the Delayed Auction Period, respectively, and shall be in the form attached hereto as Annex B.

5.3 MBIA Insurance has five (5) days to cure any failure to pay when due the Put Option Premium or Delayed Put Option Premium, if any; provided that the Put Option Premium during such cure period will be set at the Maximum Rate then in effect. 5.4 MBIA Insurance has five (5) days to cure any failure to pay when due the Redemption Price; provided that the Put Option Premium during such cure period will be set at the Maximum Rate then in effect.

6.       Obligations Absolute

6.1 The Custodial Trust acknowledges that, provided MBIA Insurance has complied with the terms of this Agreement, the obligations of the Custodial Trust undertaken under this Agreement are absolute, irrevocable and unconditional irrespective of any circumstances whatsoever, including any defense otherwise available to the Custodial Trust, in equity or at law, including, without limitation, the defense of fraud, any defense based on the failure of MBIA Insurance to disclose any matter, whether or not material, to the Custodial Trust or any other person, and any defense of breach of warranty or misrepresentation, and irrespective of any other circumstance which might otherwise constitute a legal or equitable discharge or defense of an insurer, surety or guarantor under any and all circumstances. The enforceability and effectiveness of this Agreement and the liability of the Custodial Trust, and the rights, remedies, powers and privileges of MBIA Insurance under this Agreement shall not be affected, limited, reduced, discharged or terminated, and the Custodial Trust hereby expressly waives, to the fullest extent permitted by applicable law, any defense now or in the future arising by reason of:

         (a) the illegality, invalidity or unenforceability of all or any part of the Declaration; (b) any action taken by MBIA Insurance;

         (c) any change in the direct or indirect ownership or control of MBIA Insurance or of any shares or ownership interests thereof; and

         (d) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of or for the Custodial Trust;

         provided, however, that, notwithstanding the provisions of this Section 6.1, the Custodial Trust shall have no further obligations under this Agreement after the termination of this Agreement. In addition, the breach of any covenant made in this Agreement by the Custodial Trust shall not terminate this Agreement or limit the rights of MBIA Insurance hereunder.

6.2 For the avoidance of doubt, no failure or delay by MBIA Insurance in exercising its rights hereunder shall operate as a waiver of its rights hereunder (except as specifically provided in this Agreement, including, without limitation, in respect of the notice periods and payment dates set forth in Section 3.2(a)) and, subject to the termination of this

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

         Agreement not having occurred, MBIA Insurance may continue to exercise its rights hereunder at any time.

7.       Covenants

7.1 MBIA Insurance hereby covenants and agrees that, at all times prior to the earlier of the termination of this Agreement or completion of the sale of the Preferred Stock to the Custodial Trust pursuant to this Agreement it shall not amend, restate, revise or otherwise alter the rights, terms and preferences of the Preferred Stock, whether by operation of merger, reorganization or otherwise, without the prior consent of the Custodial Trust, and it will not register the Preferred Stock with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or before the Put Option Payment Date.

7.2 The Custodial Trust hereby covenants and agrees that, at all times prior to the earlier of the termination of this Agreement or completion of the sale of the Preferred Stock to the Custodial Trust pursuant to this Agreement it shall not amend, restate, revise or otherwise alter the rights, terms and preferences of the CPS Securities, whether by operation of merger, reorganization or otherwise, and it will not register the CPS Securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

7.3 MBIA Insurance hereby covenants and agrees that any Preferred Stock delivered to the Custodial Trust shall rank, at the time of delivery,
         (a) senior to the common stock of MBIA Insurance and (b) senior to or pari passu with the most senior preferred shares of MBIA Insurance then authorized by its Restated Charter or then issued and outstanding; provided that this covenant may be amended with the consent of MBIA Insurance and at least a majority of the face amount of the CPS Securities.

7.4 MBIA Insurance hereby covenants and agrees that if MBIA Insurance's financial strength rating is lowered while this Agreement remains effective, MBIA Insurance shall provide written notice to the Trustee, on behalf of the Custodial Trust, of such lowered rating.

8.       This Agreement to Govern

         If there is any inconsistency between any provision of this Agreement and any other agreement, the provisions of this Agreement shall prevail to the extent of such inconsistency but not otherwise.

9.       Representations and Warranties

9.1 The Custodial Trust represents and warrants to MBIA Insurance that, as of the date hereof:

         (a) the Custodial Trust is duly organized and validly existing under the Delaware Statutory Trust Act and has the power and authority to own its assets and to conduct the activities which it conducts;

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

         (b) its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not violate (1) any law to which it is subject, (2) any of its constitutional documents or (3) any agreement to which it is a party or which is binding on it or its assets;

         (c) it has the power to enter into, exercise its rights and perform and comply with its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

         (d) it will obtain and maintain in effect and comply with the terms of all necessary consents, registrations and the like of or with any government or other regulatory body or authority applicable to this Agreement;

         (e) its obligations under this Agreement are valid, binding and enforceable at law;

         (f) it is not in default under any agreement to which it is a party or by which it or its assets is or are bound and no litigation, arbitration or administrative proceedings are current or pending, which default, litigation, arbitration or administrative proceedings are material in the context of this Agreement;

         (g) it is not necessary or advisable in order to ensure the validity, effectiveness, performance or enforceability of this Agreement that any document be filed, registered or recorded in any public office or elsewhere;

         (h) each of the above representations and warranties will be correct and complied with in all respects during the term of this Agreement;

         (i) no consent, approval, authorization or order of any court or governmental authority, agency, commission or commissioner or other regulatory authority is required for the consummation by the Custodial Trust of the transactions contemplated by this Agreement; and

         (j) assuming compliance with the transfer restrictions with respect to the CPS Securities set forth in the Declaration, the Custodial Trust is not required to register with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940, as amended.

9.2 MBIA Insurance represents and warrants to the Custodial Trust that, as of the date hereof:

         (a) it is duly organized and validly existing as a domestic stock insurance corporation under the laws of the State of New York and has the power and authority to own its assets and to conduct its activities;

         (b) its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not violate (1) any law to which it is subject, (2) any of its constitutional documents or (3) any agreement to which it is a party or which is binding on it or its assets;

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

         (c) it has the power to enter into, exercise its rights and perform and comply with its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

         (d) it will obtain and maintain in effect and comply with the terms of all necessary consents, registrations and the like of or with any government or other regulatory body or authority applicable to this Agreement;

         (e) its obligations under this Agreement are valid, binding and enforceable at law;

         (f) it is not in default under any agreement to which it is a party or by which it or its assets is or are bound and no litigation, arbitration or administrative proceedings are current or pending, which default, litigation, arbitration or administrative proceedings are material in the context of this Agreement;

         (g) it is not necessary or advisable in order to ensure the validity, effectiveness, performance or enforceability of this Agreement that any document be filed, registered or recorded in any public office or elsewhere;

         (h) each of the above representations and warranties will be correct and complied with in all respects during the term of this Agreement;

         (i) no consent, approval, authorization or order of any court or governmental authority, agency, commission or commissioner or other regulatory authority is required for the consummation by MBIA Insurance of the transactions contemplated by this Agreement and the sale of the Preferred Stock to the Custodial Trust, pursuant to the terms hereof, need not be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended; and

         (j) as of the Put Option Payment Date, the Preferred Stock will be duly authorized for issuance and sale to the Custodial Trust, pursuant to this Agreement, and, when issued and delivered by MBIA Insurance, pursuant to this Agreement, against payment of the Preferred Stock Purchase Price, will be validly issued, fully paid and nonassessable; the Preferred Stock will conform in all respects to the terms of the Preferred Stock set forth in the Restated Charter of MBIA Insurance attached hereto as Annex C; and the Preferred Stock will not be subject to preemptive or other similar rights.

10.      Severability

10.1 Any provision of this Agreement which is or becomes illegal, invalid or unenforceable in any jurisdiction may be severed from the other provisions of this Agreement without invalidating the remaining provisions hereof, and any such illegality, invalidity or unenforceability shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

11.      Notices

11.1 Each communication to be made hereunder shall be deemed to have been given (i) five (5) days after deposit of such communication with a reputable national courier service addressed to such party at its address specified below (or at such other address as such party shall specify to the other party hereto in writing) or (ii) when transmitted by facsimile to such party at its facsimile number specified below (or at such other facsimile number as such party shall specify to the other party hereto in writing):

         If to MBIA Insurance at:

                  MBIA Insurance Corporation
                  113 King Street
                  Armonk, New York 10552
                  Attention:  Joseph Sevely, Treasurer
                  Facsimile:  (914) 765-3410

         Copy to:  Ram Wertheim, General Counsel

         If to the Custodial Trust at:

                  The Bank of New York (Delaware)
                  P.O. Box 6973
                  White Clay Center
                  Route 273
                  Newark, Delaware 19714
                  Attention:  Kristine Gullo
                  Facsimile:  (302) 283-8279

         Copies to:

                  The Bank of New York
                  Corporate Trust Division
                  100 Church Street, 8th Floor
                  New York, New York 10286
                  Attention:  Dealing and Trading Group
                  Facsimile:  (212) 437-6155

         In the case of any event under Sections 2.3, 7.3 or 14 of the Agreement, MBIA Insurance shall give notice to:

         Standard & Poor's Ratings Services at:

                  Standard & Poor's Ratings Services
                  55 Water Street
                  New York, New York 10041

         Moody's Investors Services, Inc. at:

                  Moody's Investors Services, Inc.
                  99 Church Street
                  New York, New York 10007

12.      Counterparts

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

13.      Benefit of Agreement and Disclaimer

13.1 This Agreement shall enure to the benefit of each party hereto and its successors and assigns and transferees; provided that neither party hereto may transfer its rights and obligations hereunder, by operation of law or otherwise, without the prior written consent of the other party.

14.      Amendment and Assignment

14.1 This Agreement may not be amended or modified in any respect, nor may any provision be waived, without the written agreement of both parties. No waiver by one party of any obligation of the other hereunder shall be considered a waiver of any other obligation of such party.

14.2 Neither the Custodial Trust nor MBIA Insurance may assign its rights or obligations under this Agreement to any other person, except that MBIA Insurance may assign its rights and obligations under this Agreement to another person as a result of a merger of MBIA Insurance with another person or as a result of a sale of all or substantially all of the assets of MBIA Insurance to another person if the other person expressly assumes all of the rights and obligations of MBIA Insurance under this Agreement; and immediately following the merger or sale of substantially all of its assets, the rating of the substitute preferred stock or the unsecured debt obligations of the other person is at least as high as the credit rating of the Preferred Stock or the general unsecured debt obligations of MBIA Insurance, as the case may be (or if no such ratings exist, the financial strength rating of MBIA Insurance) immediately prior to the merger or sale.

15.      Governing Law

15.1 THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

16.      Jurisdiction

16.1 Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York in respect of any action or proceeding arising out of or in connection with this Agreement ("Proceedings"). Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such Proceedings in the courts of the State of New York and any claim that any Proceeding brought in any such court has been brought in an inconvenient forum. Each of the Custodial Trust and MBIA Insurance agrees that it shall at all times have an authorized agent in the State of New York upon whom process may be served in connection with any Proceedings, and each of the Custodial Trust and MBIA Insurance hereby authorizes and appoints the Trustee to accept service of all legal process arising out of or connected with this Agreement in the State of New York and service on such person (or substitute) shall be deemed to be service on the Custodial Trust or MBIA Insurance, as the case may be. Except upon such a substitution, the Custodial Trust and MBIA Insurance shall not revoke any such authority or appointment and shall at all times maintain an agent for service of process in the State of New York. If for any reason such person shall cease to act as agent for the service of process, the Custodial Trust and MBIA Insurance shall promptly appoint another such agent, and shall forthwith notify each other of such appointment. The submission to jurisdiction reflected in this paragraph shall not (and shall not be construed so as to) limit the right of any person to take Proceedings in any court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

17.      Limitation of Liability

17.1 It is expressly understood that (a) this Agreement is executed and delivered by The Bank of New York (Delaware), not individually or personally but solely as Trustee, in the exercise of the powers and authority conferred and vested in it under the Declaration, (b) each of the representations, undertakings and agreements herein made on the part of the Custodial Trust, is made and intended not as personal representations, undertakings and agreements by The Bank of New York (Delaware), but is made and intended for the purpose of binding only the Custodial Trust, and (c) under no circumstances shall The Bank of New York (Delaware) be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Custodial Trust, under this Agreement or the other related documents.

         IN WITNESS WHEREOF the parties hereto have caused this Put Option Agreement to be duly executed as of the day and year first above written.

                          NORTH CASTLE CUSTODIAL TRUST III,


                          By:   The Bank of New York (Delaware), not in
                                its individual capacity but solely as Trustee


                          By:
                             ---------------------------------------------------
                               Name:
                               Title:


                          MBIA INSURANCE CORPORATION


                          By:
                             ---------------------------------------------------
                               Name:
                               Title:

                                     ANNEX A

                               Form of Put Notice

To:      North Castle Custodial Trust  [I]
         c/o Bank of New York (Delaware)
         P.O. Box 6973
         502 White Clay Center Route
         273 Newark, Delaware 19714

with a copy to:

         The Bank of New York
         100 Church Street, 8th Floor
         New York, New York 10286
         Attention:  Dealing and Trading Group

Date:

Ladies and Gentlemen:

We refer to the put option agreement dated December 23, 2002 (as heretofore amended, the "Put Option Agreement") entered into between us and you. Terms defined therein shall have the same respective meanings herein.

This notice is the notice for the purposes of Section 3.2(a) of the Put Option Agreement. We hereby require you to pay the Preferred Stock Purchase Price on the Preferred Stock Payment Date which shall be [ ], to the following account:

[        ]

Yours faithfully,


---------------------------------
for and on behalf of
MBIA INSURANCE CORPORATION



                                                                                                                             ANNEX B

                                                      Put Option Premium Certificate/
                                                  Delayed Put Option Premium Certificate
                                                        MBIA Insurance Corporation
                                           Put Option Premium/Delayed Put Option Premium for the
                                                    Non-Cumulative Redeemable Perpetual
                                               Preferred Stock of MBIA Insurance Corporation
------------------------------------------------------------------------------------------------------------------------------------
1.       Distribution Period: [first day of Period]-[last day of Period]:
         [number of days in period - generally 28]

2.       Auction Rate determined for the Distribution Period on [insert Auction Date].                   0.000000%     $    (0)

3.       Eligible Assets:


                        Issuer                    Ratings                 Purchase Price      Yield to Maturity           Interest
                        ------                    -------                 --------------      -----------------           --------

4.       Applicable Federal Funds Effective Rate:  0.00%                                             0.0%              $     0.0

5.       Broker-Dealer Fee                                                                           0.0%              $     0.0

6.       Trustee and Custodian Fees                                                                  0.0%              $     0.0

7.       Investment Manager Fee                                                                      0.0%              $     0.0

------------------------------------------------------------------------------------------------------------------------------------
8.       Tax Matters Partner Fee                                                                     0.0%              $     0.0

9.       Servicing Agent Fee                                                                         0.0%              $     0.0

10.      Rating Agency Fees                                                                          0.0%              $     0.0

11.      Tax Fees. Including preparation of returns

12.      Other Fees and Expenses for the Distribution Period, if any                                 0.0%              $     0.0

13.      Computation of Put Premium Due on
         [insert Distribution Payment Date] by 11:00 a.m.
         New York Time:                                                                              0.0%              $     0.0
                                                                                                     ---               ---------
14.      The Investment manager is in compliance with the Investment
         Management Agreement.

                                     ANNEX C

                               Restated Charter of
                           MBIA Insurance Corporation

                                     ANNEX D

                         Expense Reimbursement Agreement